Exhibit 99.1

Consent of Director Nominee of Verdant Earth Technologies Limited

I hereby consent to being identified as a director nominee in the Registration Statement on Form F-1 of Verdant Earth Technologies Limited and all pre and post-effective amendments and supplements thereto, including the prospectus contained therein, and to all references to me in connection therewith and to the filing of this consent as an exhibit to such Registration Statement and any amendments or supplements thereto.

/s/ Adam Giles
Name: Adam Giles

Date: October 14, 2021